Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

November 2, 2017
(Date)

SUNRISE PARTNERS LIMITED PARTNERSHIP

By: Paloma International L.P., parent holder

By Paloma Partners Management Company, general partner

By:

/s/ DOUGLAS W. AMBROSE
By: Douglas W. Ambrose
Title: Executive Vice President

PALOMA INTERNATIONAL L.P.

By Paloma Partners Management Company, general partner

By:

/s/ DOUGLAS W. AMBROSE
By: Douglas W. Ambrose
Title: Executive Vice President

PALOMA PARTNERS MANAGEMENT COMPANY

By:

/s/ DOUGLAS W. AMBROSE
By: Douglas W. Ambrose
Title: Executive Vice President

PALOMA PARTNERS ADVISORS LP

By: Paloma Partners Advisors Inc., general partner

By:

/s/ S. DONALD SUSSMAN
By: S. Donald Sussman
Title: President

PALOMA PARTNERS ADVISORS INC.

By:

/s/ S. DONALD SUSSMAN
By: S. Donald Sussman
Title: President

GREGORY HAYT

/s/ GREGORY HAYT
Gregory Hayt

S. DONALD SUSSMAN

/s/ S. DONALD SUSSMAN
S. Donald Sussman